UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 27, 2024

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain New Financial Officers

On February 27, 2024, Vishay Intertechnology, Inc.'s (the "Company" or "Vishay") Board of Directors appointed David E. McConnell as its Executive Vice President – Chief Financial Officer (principal financial officer) and David L. Tomlinson to the newly created role of Senior Vice President – Chief Accounting Officer (principal accounting officer), each effective March 1, 2024.

Mr. McConnell, 57, has held various positions of increasing responsibility since joining Vishay in 1992, including Senior Vice President – Corporate Treasurer and Risk Management since January 2016, and responsibility for corporate treasury since 2011. Mr. McConnell’s experience includes numerous roles in corporate, regional, and divisional finance. Prior to joining Vishay, Mr. McConnell worked at Ernst & Young LLP serving large, multinational clients in various industries. Mr. McConnell is a Certified Public Accountant in Pennsylvania.

Mr. Tomlinson, 49, has held various positions of increasing responsibility since joining Vishay in 2003, including Senior Vice President – Corporate Controller since November 2009. Prior to joining Vishay, Mr. Tomlinson was an audit manager at PricewaterhouseCoopers LLP serving large, multinational clients in various industries. Mr. Tomlinson is a Certified Public Accountant in Pennsylvania.

Except as disclosed herein, Mr. McConnell was not appointed to his new position pursuant to any arrangement or understanding between him and any other person.

Except as disclosed herein, Mr. Tomlinson was not appointed to his new position pursuant to any arrangement or understanding between him and any other person.

There are no family relationships between Mr. McConnell and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. McConnell is not a party to, and does not have any direct or indirect material interest in, any current or proposed transaction requiring disclosure under Item 404(a) of Regulation S–K.

There are no family relationships between Mr. Tomlinson and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Tomlinson is not a party to, and does not have any direct or indirect material interest in, any current or proposed transaction requiring disclosure under Item 404(a) of Regulation S–K.

On February 27, 2024, Vishay issued a press release announcing these appointments and the planned departure described below under the heading “Departure of Chief Financial Officer.”  This press release is filed as Exhibit 99.1 to this Current Report on Form 8–K.

Departure of the Chief Financial Officer

On February 27, 2024, the Board of Directors of Vishay Intertechnology, Inc. was notified that Lori Lipcaman would be stepping down from her position as Executive Vice President – Chief Financial Officer effective March 1, 2024. Ms. Lipcaman will remain with the Company in an advisory capacity until March 31, 2024, to ensure a smooth transition.

Ms. Lipcaman is entitled to severance benefits consistent in all material respects with those described in her employment agreement.  Specifically, these severance benefits consist of three years of base salary continuation, an annual bonus for 2023 based on actual performance, the vesting of outstanding time–based equity grants and the survival of outstanding performance–based equity grants (which will vest or be forfeited based on actual performance through the end of the applicable performance periods). These severance benefits are conditioned upon Ms. Lipcaman signing a release of claims and complying with pre–existing restrictive covenants.

Officer Compensation Matters

On February 27, 2024, the Compensation Committee of the Board of Directors approved the execution of employment agreements with Mr. McConnell and Michael O’Sullivan, who was appointed Executive Vice President – Chief Administrative and Legal Officer effective January 1, 2024. The Compensation Committee also approved certain amendments to conform the employment agreements of Joel Smejkal, President and Chief Executive Officer; Jeff Webster, Executive Vice President – Chief Operating Officer; Roy Shoshani, Executive Vice President – Chief Technical Officer; and Peter Henrici, Executive Vice President – Corporate Development, to the agreements of Messrs. McConnell and O’Sullivan. Finally, concurrent with his appointment, the Company also entered into an employment agreement with Mr. Tomlinson (collectively, the employment agreements with Messrs. Smejkal, Webster, Shoshani, Henrici, McConnell, O’Sullivan and Tomlinson, as amended, are herein referred to as the “Employment Agreements.”)

The base salaries for 2024 were established as follows (with approximate U.S. dollar equivalents based on the average exchange rate for 2023):

Marc Zandman	ILS 4,387,800 (approximately $1,190,000)(1)
Joel Smejkal	$936,000
Jeff Webster	ILS 1,887,000 (approximately $510,000)(1)
David McConnell	$399,000
Roy Shoshani	$552,000
Michael O'Sullivan	$447,000
Peter Henrici	$431,000
David Tomlinson	$373,000

(1) Salary will be paid in Israeli shekels

The Employment Agreements of Mr. McConnell, O'Sullivan and Tomlinson create certain minimum target annual cash bonus opportunities. The amendments to the Employment Agreements of the other executives adjust their target annual cash bonus opportunities for 2024 and establish the adjusted amounts as minimum target opportunities for future years. Therefore, pursuant to the Employment Agreements, each executive’s minimum target opportunity for his annual cash bonus beginning in 2024, as a percentage of base salary, is as follows (although, subject to these minimums, the actual target opportunity for future years will be determined by the Compensation Committee (or by the Company, in the case of Mr. Tomlinson)):

Joel Smejkal	130%
Jeff Webster	100%
David McConnell	80%
Roy Shoshani	100%
Michael O'Sullivan	50%
Peter Henrici	55%
David Tomlinson	50%

The amendment to Mr. Shoshani's Employment Agreement deletes his monthly housing allowance. The amendment to Mr. Henrici's Employment Agreement reflects his previously announced appointments, effective January 1, 2023, to the roles of Executive Vice President – Corporate Development and Corporate Secretary. The amendments make no other material changes to the Employment Agreements of Messrs. Smejkal, Webster, Shoshani and Henrici.

The remaining terms and conditions of the employment agreements of Messrs. McConnell, O'Sullivan and Tomlinson reflect the following terms, which are substantially similar to the existing employment agreements of Messrs. Smejkal, Webster, Shoshani and Henrici.

Future equity grants to these executives, and the portion of equity grants subject to performance–based vesting conditions, will be at the discretion of the Compensation Committee.

With respect to equity grants made on or after the agreement's effective date, time–based vesting conditions will be deemed satisfied, and performance–based vesting conditions will remain in effect, upon the executive’s resignation for any reason following the attainment of age 62 (except where cause exists), death or disability.  Also with respect to equity grants made on or after the agreement's effective date, if a change in control occurs and the equity grants are assumed or continued by the surviving company, no accelerated vesting will occur.  However, if the executive’s employment ceases due to a termination without cause or resignation with “good reason” upon or within one year following the change in control, time–based equity grants will then vest and performance–based grants will remain outstanding and will vest (or be forfeited) based on actual performance through the end of the applicable performance periods.  If the equity grants are not assumed or continued, the grants will vest upon the change in control (with any performance–based vesting criteria deemed satisfied at the target level or, if greater, at the level of actual performance achieved through the date of the change in control).

There are no changes to the terms and conditions related to currently outstanding equity grants.

Severance benefits are payable upon involuntary termination and customary non–compete and non–solicitation covenants apply.  The severance benefits consist of three years of base salary continuation (or two years, in the case of Mr. Tomlinson), payment of any otherwise earned but unpaid bonus for the year preceding the termination, and a pro-rata bonus for the year of termination, based on actual performance. These severance benefits are conditioned on the executive's execution of a release of claims.

The foregoing summary is qualified in its entirety by reference to the amendments to the Employment Agreements of Messrs. Smejkal, Webster, Shoshani and Henrici and the Employment Agreements of Messrs. McConnell and O'Sullivan, which are filed as Exhibits 10.1 to 10.6, respectively, to this Current Report on Form 8–K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated February 27, 2024, between Vishay Dale Electronics LLC (a wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc., and Joel Smejkal.

10.2	Amendment to Employment Agreement, dated February 27, 2024, between Vishay Israel Ltd. (a wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc., and Jeff Webster.
10.3	Employment Agreement, dated February 27, 2024, between Vishay Intertechnology, Inc., and David E. McConnell.
10.4	Amendment to Employment Agreement, dated February 27, 2024, between Siliconix incorporated (a wholly owned subsidiary of Vishay Intertechnology, Inc.), Vishay Intertechnology, Inc., and Roy Shoshani.
10.5	Employment Agreement, dated February 27, 2024, between Vishay Intertechnology, Inc., and Michael O'Sullivan.
10.6	Amendment to Employment Agreement, dated February 27, 2024, between Vishay Intertechnology, Inc., and Peter Henrici.
99.1	Press release dated February 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Michael S. O'Sullivan

Name:	Michael S. O'Sullivan
Title:	Executive Vice President – Chief Administrative
and Legal Officer